EX-4.7

                               ELGRANDE.COM,  INC.
                             2001  STOCK  OPTION  PLAN

1.       Purpose  of  the  Plan

         The purpose of the Elgrande.com, Inc. 2001 Stock Option Plan is to provide for a plan pursuant to which the Board of Directors of Elgrande.com, Inc., a Nevada corporation, can issue stock as compensation for services rendered or to be rendered by eligible Participants (as defined below).

2.       Definitions

         Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

         (a) "Award" means a grant of Common Stock to a Participant under the Plan including, without limitation, a Restricted Stock Award.

         (b) "Award Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

         (c)  "Board"  means  the  Board  of  Directors  of  the  Corporation.

         (d)  "Common  Stock"  means  the  common  stock  of  the  Corporation.

         (e)  "Corporation"  means  Elgrande.com,  Inc.,  a  Nevada corporation.

         (f) "Date of Grant" means the date on which an Award under the Plan is made by the Board, or such later date as the Board may specify to be the effective date of the Award.

         (g) "Effective Date" means the Effective Date of this Plan, as defined in Section 8.1 hereof.

         (h) "Eligible Person" means any person who is an employee of or consultant or advisor to the Corporation and who provides bona fide services for the Corporation, where the services are not in connection with the offer or sale of securities in a capital raising transaction and where the services do not directly or indirectly promote or maintain a market for the Corporation's Common Stock. In no case shall an Award be made under the Plan where the Common Stock granted in the Award is not eligible for registration pursuant to Form S-8 (or any successor form promulgated for the same general purposes by the Securities and Exchange Commission) under the Securities Act of 1933, as amended.

         (i) "Fair Market Value" of a share of Common Stock as of a given date means the value as determined by the Board based on the recent trading history of the Common Stock in the over-the-counter market or, if the Common Stock is not traded in the over-the-counter market, the value as determined in good faith by the Board.

         (j) "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

         (k) "Plan" means the Elgrande.com, Inc. 2001 Stock Option Plan as set forth herein, as it may be amended from time to time.




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         (l)  "Restricted  Stock Award" means an award of restricted stock under
Section 6 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Board are satisfied.

3.       Shares  of  Common  Stock  Subject  to  the  Plan

         3.1.  Number  of  Shares.  Subject  to the following provisions of this
Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 3,000,000 shares of Common Stock. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that any Restricted Stock Award payable in Common Stock is forfeited, cancelled, returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

         3.2. Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Board may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 3.1 hereof, (ii) the performance targets or goals applicable to any outstanding Awards or (iii) any other terms of an Award that are affected by the event.

4.       Administration  of  the  Plan

         The Plan shall be administered by the Board. Subject to the express limitations of the Plan, the Board shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares subject to each Award, the time or times at which an Award will become vested, the performance criteria, business or performance goals or other conditions of an Award, and all other terms of the Award. The Board shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Board may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Board shall be final, conclusive, and binding upon all parties.

5.       Eligibility  and  Awards

         All Eligible Persons are eligible to be designated by the Board to receive an Award under the Plan. The Board has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares subject to the Awards that are granted under the Plan. To the extent not documented in a separate agreement, each Award will be evidenced by an Award Agreement between the Corporation and the Participant that shall include such terms and conditions (consistent with the Plan) as the Board may determine; provided, however, that failure to issue an Award Agreement shall not invalidate an Award.





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6.       Restricted  Stock  Awards

         6.1. Grant of Restricted Stock Awards. A Restricted Stock Award to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Board may determine ("Restricted Shares"). In connection with issuance of any Restricted Shares, the Board may (but shall not be obligated to) require the payment of a specified purchase price (which price may be less than Fair Market Value).

         6.2. Vesting Requirements. The restrictions imposed on Restricted Shares issued under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Board in the Award Agreement, any other agreement covering the Restricted Stock Award or the Board resolution authorizing the Restricted Stock award.

         6.3. Restrictions. Restricted Shares may not be transferred or assigned (except by will or by the laws of descent and distribution), or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Board. The Board may require the Participant to enter into an escrow agreement providing that the certificates representing the Restricted Shares will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

         6.4. Rights as a Stockholder. Subject to the foregoing provisions of this Section 6, the Participant will have all rights of a stockholder with respect to Restricted Shares held by him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

7.       General  Provisions

         7.1.  Securities  Laws.  No  shares  of  Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Board may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

         7.2. Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

         7.3. Plan Binding on Transferees. The Plan shall be binding upon the Corporation, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

         7.4. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections and paragraphs hereof are inserted for convenience and reference and constitute no part of the Plan.
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         7.5.  Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         7.6. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Nevada.

8.      Effective  Date,  Termination  and  Amendment

         8.1. Effective Date. The Plan shall become effective on the date of its adoption by the Board.

         8.2. Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

         8.3. Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.





































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